UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2004

Fellows Energy Ltd.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33321	33-0967648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Interlocken Boulevard, Suite 400, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 303-327-1525

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Fellows Energy Ltd., a Nevada corporation (the "Company"), today announced in a press release its intention, subject to market and other conditions, to issue $6.5 million aggregate principal amount of its convertible preferred stock in a private offering pursuant Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder. As required by Rule 135c under the Securities Act, this press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Limitation of Incorporation by Reference

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.
        Exhibit No.      Description
        99.1         Press release dated September 15, 2004 issued by Fellows Energy Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLOWS ENERGY LTD.

Date: September 15, 2004	By:	/s/ George S. Young
Name: George S. Young
Title: President, Chief Financial Officer, and Acting Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.   Description
99.1	Press release dated September 15, 2004.